UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 14, 2012

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	Results of Operations and Financial Condition
2.02
On May 14, 2012 the Company issued a press release reporting second quarter fiscal 2012 results. A copy of the press release is attached to this 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in this Item 2.02 and the attached Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On May 15, 2012, the Company will conduct a conference call during which certain unaudited, non-GAAP EBITDA financial information related to the Company’s operations for the three months ended April 29, 2012 will be disclosed. This information is set forth in Exhibit 99.6.

EBITDA is a non-GAAP financial measure that the Company defines pursuant to its credit agreement. The Company believes that EBITDA is generally accepted as providing useful information regarding the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. The Company’s method for calculating EBITDA may not be comparable to methods used by other companies but is the same method the Company uses for calculating EBITDA under its credit facility.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated May 14, 2012
99.2	Condensed Consolidated Statements of Operations
99.3	Condensed Consolidated Balance Sheets
99.4	Condensed Consolidated Statements of Cash Flows
99.5	Reconciliation of GAAP to Non-GAAP Financial Information
99.6	Reconciliation of GAAP Net Income to EBITDA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: May 15, 2012	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.